RESTRICTED STOCK UNIT GRANT NOTICE UNDER THE BRIGHT HEALTH GROUP, INC. 2021 OMNIBUS INCENTIVE PLAN
Bright Health Group, Inc. (the “Company”), pursuant to its 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units (the “RSUs”) set forth below. The RSUs are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant) and in the Plan, all of which are incorporated herein in their entirety. By accepting the RSUs, you are agreeing to be bound by such Restricted Stock Unit Agreement. In the event the Participant does not accept the RSUs as directed by the Company within 90 days of receipt of written notice of the grant of the RSUs (which may be delivered via e-mail), the Company may, in its sole discretion, cancel the RSUs. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:
Date of Grant:

Number of
RSUs:

Vesting Start Date:
Vesting Schedule: Subject to the Participant’s continued service with the Company and its Subsidiaries on each applicable vesting date, and except as set forth below, the RSUs shall vest as follows: one third of the RSUs shall vest and be released to the Participant’s captive broker account on each of the first three anniversaries of the Vesting Start Date.
Notwithstanding any of the foregoing, if a Change in Control occurs, and during the 24-month period following such Change in Control, the Participant’s service is terminated by the Service Recipient without Cause or due to the Participant’s resignation for Good Reason (as defined below), all unvested RSUs shall become fully vested upon the date of the Participant’s Termination.

Definitions “Good Reason” shall have the meaning given to such term in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of the Participant’s Termination. In the absence of any such employment or consulting agreement or the absence of any definition of “Good Reason” contained therein, “Good Reason” means the occurrence of one or more of the following events arising without the express written consent of the Participant, but only if the Participant notifies the Service Recipient in writing of the event within 60 days following the occurrence of the event, the event remains uncured after the expiration of 30 days from receipt of such notice, and the Participant resigns effective no later than 30 days following the Service Recipient’s failure to cure the event: (i) a material diminution in the Participant’s base salary or target bonus opportunity, (ii) the relocation of the Participant’s principal place of employment or service to a location more than 35 miles from the Participant’s then current principal place of employment or service, if a move to such other location materially increases the Participant’s commute, or (iii) any material breach by the Company or the Service Recipient of this RSU Agreement or the Participant’s offer letter or employment agreement with the Service Recipient.

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RESTRICTED STOCK UNIT AGREEMENT UNDER THE BRIGHT HEALTH GROUP, INC. 2021 OMNIBUS INCENTIVE PLAN
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “RSU Agreement”) and Bright Health Group, Inc. 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Bright Health Group, Inc. (the “Company”) and the Participant agree as follows. By accepting the RSUs listed in the Grant Notice (which is hereby incorporated into this RSU Agreement), you are agreeing to be bound by this RSU Agreement (including, without limitation, the restrictive covenants in Section 14 hereof), and the Plan, and acknowledge that you have been provided with a copy or electronic access to a copy of the Prospectus for the Plan. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of RSUs. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of RSUs provided in the Grant Notice (with each RSU representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of RSUs to the Participant under this RSU Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this RSU Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional RSUs hereunder and makes no implied promise to grant additional RSUs.
2.Vesting. Subject to the conditions contained herein and in the Plan, the RSUs shall vest as provided in the Grant Notice.
3.Settlement of Vested RSUs. Subject to any election by the Committee pursuant to Section 9(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each vested RSU (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested RSU shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third-party plan administrator. Notwithstanding anything in this RSU Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this RSU Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4.Treatment of RSUs Upon Termination. Except as otherwise provided in the Grant Notice or as otherwise may be provided by the Committee, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s RSUs have vested, (A) all vesting with respect to such Participant’s RSUs shall cease and (B) unvested RSUs shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
5.Conditions to Issuance of Common Stock. The Company shall not be required to record the ownership by the Participant of shares of Common Stock issued upon the settlement of vested RSUs prior to fulfillment of all of the following conditions: (i) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary; (ii) the lapse of such reasonable period of time following the vesting of the RSUs as may otherwise be required by applicable law; and (iii) the execution and delivery to the Company, to the extent not so previously executed and delivered, of such other documents and instruments as may be reasonably required by the Committee.
6.Participant. Whenever the word “Participant” is used in any provision of this RSU Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the RSUs may be transferred in accordance with Section 14(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.
7.Non-Transferability. The RSUs are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the RSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the RSUs shall terminate and become of no further effect. The Participant further hereby agrees that the Participant shall, without further action on the part of the Participant, be bound by the provisions of the lock-up agreements executed by the executive officers of the Company to the same extent as if the Participant had directly executed such lock-up agreement himself or herself. Such lock-up agreement will provide that the Participant shall not, subject to certain customary exceptions, dispose of or hedge any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of the final prospectus relating to initial public offering of the Company and continuing through the date one hundred eighty (180) days following the date of such prospectus, except with the prior consent of the representative(s) of the underwriters.

1.Rights as Shareholder. The Participant or a Permitted Transferee of the RSUs shall have no rights as a shareholder with respect to any share of Common Stock underlying a RSU unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

1.Tax Withholding. The Participant is required to pay to the Company or the Service Recipient, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the RSUs, their vesting or settlement or any payment or transfer with respect to the RSUs at the minimum applicable statutory rates, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes (“Withholding Taxes”). The Participant must make payment (i) in cash by wire transfer or (ii) to the extent permitted by applicable law, by delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon vesting of the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Withholding Taxes; provided, that payment of such proceeds is then made to the Company upon settlement of such sale. The Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 14 of the Plan.

1.Notice. Every notice or other communication relating to this RSU Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s Compensation Department, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

1.No Right to Continued Service. This RSU Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company or any of its Subsidiaries or Affiliates.

1.Binding Effect. This RSU Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

1.Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this RSU Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

1.Limited Restrictions on Certain Post-Employment Activities. By accepting the RSUs, Participant specifically agrees to the restrictive covenants contained in this Section 14 (the “Restrictive Covenants”) and Participant agrees that the Restrictive Covenants and the remedies described herein are reasonable and necessary to protect the legitimate interests of the Company. Participant also acknowledges the uncertainty of the law with respect to Restrictive Covenants and expressly stipulates that this RSU Agreement is to be given the construction that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law. Section 14(a) does not apply to the Participant if the Participant is employed in the state of California or any other jurisdiction rendering restrictive covenants invalid or unenforceable as a matter of law as of the date Participant signs this RSU Agreement, but only to such extent any restrictive covenant in Section 14(a) is unenforceable in Participant’s employing jurisdiction. Section 14(a) also does not apply if Participant is employed in an occupation or a profession in a jurisdiction that limits or prohibits enforcement of any restrictive covenant as of the date Participant signs this RSU Agreement, but only to the extent any restrictive covenant in Section 14(a) is unenforceable in Participant’s employing jurisdiction with respect to Participant’s occupation or profession.

a.Limited Restriction on Competitive Activities. Participant agrees that, during the term of employment with the Company and for a period of twelve (12) months after employment with the Company ends whether voluntarily or involuntarily, the Participant will not alone, or in any capacity with another firm:
i.be employed by, work as a consultant for, or directly or indirectly render services to, invest in or lend to any person, firm or corporation conducting business in any of the states (including the District of Columbia and all U.S. territories) in which the Company conducted business during Participant’s employment, by engaging in research, development, manufacture, marketing, sales, administrative support or promotion of any products, services, or technology (whether commercially available or under development) that are competitive with any products, services, or technology of the Company of which the Participant had knowledge or responsibilities, including but not limited to the development, marketing, sales or administrative support of Company products, services, or technology, including the direct or indirect supervision of Company employees and consultants engaged in those activities;
ii.engage in competitive conduct, disrupt, damage, impair, or interfere with the business of the Company whether by way of interfering with or disrupting the relationship of the Company with its clients, customers, representatives, vendors or suppliers;
iii.directly or indirectly call upon or solicit any customer or supplier of the Company or induce, encourage or influence any customer or supplier to terminate or otherwise adversely modify its business relationship with the Company; or
iv.directly or indirectly hire, solicit, or persuade any of the Company’s employees, or former employees who worked for the Company during the twelve (12) months prior to the date of termination of Participant’s employment, for the purpose of hiring them, engaging them as consultants, or inducing them to leave their employment with the Service Recipient, attempt to hire, solicit, or persuade or assist anyone else in the solicitation of such employees or former employees. Participant agrees that if Participant is approached by a current or former Company employee regarding potential employment, consultation, or contract, as described above, during the one-year restrictive period of non-solicitation, Participant must promptly (1) inform the employee or former employee of Participant’s non-solicitation obligation described above and (2) refrain from engaging in any communication with the employee or former employee regarding potential employment, consultation, or contract.
b.Exceptions to the Foregoing Restrictions. The restrictions contained in this Section 14 of this RSU Agreement will not prevent the Participant from accepting employment with a large diversified organization with separate and distinct divisions that do not compete, directly or indirectly, with the Company, as long as prior to accepting such employment the Company receives a written assurance from the Participant, satisfactory to the Company, to the effect that the Participant will not render any services to, or have any ability to provide strategic direction or oversight to, any division or business unit that competes, directly or indirectly, with the Company. During the restrictive period set forth in Section 14(a), the Participant will inform any new employer, prior to accepting employment, of the existence of this Agreement and provide such employer with a copy of this Agreement.
If any portion of this Section 14 is determined to be unenforceable in any respect, it shall be interpreted to be valid to the maximum extent for which it reasonably may be enforced, and enforced as so interpreted, all as determined by such arbitrator in such action. Participant acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement is to be given the construction that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.
1.Remedies. Participant understands that violation of this RSU Agreement would result in immediate and irreparable injury to the Company; accordingly, Participant agrees that the Company has the right to obtain an injunction to specifically enforce the terms of this Agreement, and to obtain any other legal or equitable remedies which may be available. Participant agrees that such injunctive relief shall be in addition to and not instead of any right to recover money damages. Further, if Participant violates this Agreement, Participant agrees that the Company will be entitled to an accounting, and to the repayment of all profits, compensation, commissions, fees, royalties, or other financial rewards which Participant or any other entity or person may realize as a result of Participant’s violations. Further, in the event Participant violates this RSU Agreement, Participant agrees to pay the Company’s costs and attorneys’ fees incurred in pursuing its rights with respect to the enforcement of this RSU Agreement.
2.No Restriction on Protected Activities. Nothing in this Agreement prohibits Participant from disclosing information in good faith to any governmental agency, legislative body, or official regarding an alleged violation of law or regulation or otherwise protected under applicable law, including, without limitation, the National Labor Relations Act, the Defend Trade Secrets Act, and any rule or regulation promulgated by the Securities and Exchange Commission, the National Labor Relations Board, the Equal Employment Opportunity Commission, or any other federal, state, or local government agency.
3.Forfeiture of RSUs. This Section 17 sets forth circumstances under which Participant shall forfeit all or a portion of the RSUs or be required to repay the Company for the value realized in respect of all or a portion of the RSUs.
a.Violation of Restrictive Covenants. If Participant violates any provision of the Restrictive Covenants set forth in Section 14, then any unvested RSUs shall be immediately and irrevocably forfeited without any payment therefor. In addition, for any RSUs that vested within one year prior to Participant’s termination of employment with the Service Recipient or at any time after such termination of employment, the Participant shall be required, upon demand, to repay or otherwise reimburse the Company an amount having a value equal to the aggregate Fair Market Value of the shares of Common Stock underlying such RSUs on the date the RSUs became vested.
b.Detrimental Activity. In addition to the forgoing, and notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the RSUs, or (b) requiring that the

Participant forfeit any gain realized on the disposition of any shares of Common Stock received in settlement of any RSUs, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this RSU Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all RSUs shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law. “Detrimental Activity” means any, offset of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to hire or solicit, in any agreement with any member of the Company Group; or (iv) fraud, gross negligence or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.
c.In General. This Section 17 does not constitute the Company’s exclusive remedy for Participant’s violation of the Restrictive Covenants or commission of fraudulent conduct. As the forfeiture and repayment provisions are not adequate remedies at law, the Company may seek any additional legal or equitable remedy, including injunctive relief, for any such violations. The provisions in this Section 17 are essential economic conditions to the Company’s grant of RSUs to Participant. By receiving the grant of RSUs hereunder, to the extent permissible under applicable law, Participant agrees that the Company may deduct from any amounts it owes Participant from time to time (such as wages or other compensation, deferred compensation credits, vacation pay, any severance or other payments owed following a termination of employment, as well as any other amounts owed to the Participant by the Company) to the extent of any amounts Participant owes the Company under this section. The provisions of this Section 17 and any amounts repayable by Participant hereunder are intended to be in addition to any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable law.
4.Governing Law; Venue. This RSU Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this RSU Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this RSU Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Minneapolis, Minnesota.
5.Award Subject to Plan. The RSUs granted hereunder, and the shares of Common Stock issued to the Participant upon settlement of vested RSUs, are subject to the Plan and the terms of the Plan are hereby incorporated into this RSU Agreement. By accepting the RSUs, the Participant acknowledges that the Participant has received and read the Plan and agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this RSU Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The provisions of this RSU Agreement shall survive the termination of this Award to the extent consistent with, or necessary to carry out, the purposes thereof.
6.Section 409A. It is intended that the RSUs granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.
7.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
8.Transmission Acknowledgement. To the extent necessary, the Participant authorizes, agrees and unambiguously consents to the transmission by the Company or any other member of the Company Group of any of the Participant’s personal data related to the Award for legitimate business purposes (including, without limitation, the administration of the Plan). The Participant confirms and acknowledges that the Participant gives this authorization and consent freely.
9.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. In the event that any information regarding the RSUs provided to the Participant through the third-party stock plan administrator’s web portal or otherwise conflicts with any of the terms and conditions of this RSU Agreement or the Plan (collectively, the “RSU Governing Documents”), the RSU Governing Documents shall control.

1.Entire Agreement. With the exception of any restrictive covenant contained in any other agreement between the Participant and the Service Recipient, the RSU Governing Documents constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.